                                                            Exhibit (d)(12)(iii)

                                 AMENDMENT NO. 2
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


         AMENDMENT NO. 2 to Investment Advisory Agreement ("Amendment No. 2"), dated as of May 1, 2000, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

         Equitable and the Adviser agree to modify and amend the Investment Advisory Agreement dated as of May 1, 1999 ("Agreement"), as amended by Amendment No. 1 dated October 18, 1999 ("Amendment No. 1") as follows:

1. Portfolios. Equitable hereby affirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Premier Growth Portfolio and each of the Portfolios added to the Agreement by Amendment No. 1 on the terms and conditions set forth in the Agreement and Amendment No. 1. With respect to the EQ/Aggressive Stock Portfolio and the EQ/Balanced Portfolio, Equitable may from time to time allocate and reallocate the assets of each of those Portfolios to one or more investment advisers in addition to the Adviser.

2. New Portfolio. Equitable hereby affirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Technology Portfolio ("New Portfolio") on the terms and conditions set forth in the Agreement and Amendment No. 1.

3. Duration. Section 9 of the Agreement is replaced in its entirety as follows:

         (a) The Agreement became effective with respect to the EQ/Alliance Premier Growth Portfolio on May 1, 1999, and became effective on October 18, 1999 for each of the Portfolios added to the Agreement by Amendment No. 1, including the Alliance Aggressive Stock Portfolio (which is being renamed the "EQ/Aggressive Stock Portfolio") and the Alliance Balanced Portfolio (which is being renamed the "EQ/Balanced Portfolio').

         (b) The Agreement will continue in effect with respect to the EQ/Alliance Premier Growth Portfolio until April 30, 2001 and may be continued thereafter pursuant to (d) below.

         (c) The Agreement will continue in effect with respect to each of the Portfolios specified in Amendment No. 1, including the EQ/Aggressive Stock Portfolio, and EQ/Balanced Portfolio until October 17, 2001 and may be continued thereafter pursuant to (d) below.

         (d) The Agreement will continue in effect with respect to the EQ/Alliance Technology Portfolio until May 1, 2002 and may be continued thereafter pursuant to (e) below.

         (e) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (b), or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) (the "Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act of 1940) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by this Agreement or (b) all the portfolios of the Trust.

4. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser (or one of the investment advisers) and the fees payable to the Adviser with respect to each Portfolio (or portion thereof) for which the Adviser provides services under the Agreement, as designated from time to time by Equitable, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.


                                          ALLIANCE CAPITAL
                                          MANAGEMENT L.P.

THE EQUITABLE LIFE ASSURANCE              BY: ALLIANCE CAPITAL
SOCIETY OF THE UNITED STATES              MANAGEMENT CORPORATION, ITS
                                          GENERAL PARTNER


BY:                                       BY:
   -----------------------------             -----------------------------
   PETER D. NORIS                            MARK R. MANLEY
   EXECUTIVE VICE PRESIDENT                  ASSISTANT SECRETARY

                                   APPENDIX A
                               TO AMENDMENT NO. 2
                        TO INVESTMENT ADVISORY AGREEMENT

                                                                             BREAKPOINTS
---------------------------------------------------------------------------------------------------------------------------------
                                                        $150 Million   $300 Million    $400 Million   $450 Million   $500 Million
                                       First $150            to             to              to             to              to
                                        Million         $300 Million   $350 Million    $450 Million   $500 Million   $750 Million
                                       -----------     --------------  ------------    ------------   ------------   ------------
Alliance Common Stock                    0.325%            0.325%         0.325%           0.340%         0.340%         0.340%
Alliance Conservative Investors          0.300%            0.300%         0.300%           0.300%         0.300%         0.300%
Alliance Equity Index                    0.050%            0.050%         0.050%           0.050%         0.050%         0.050%
Alliance Global                          0.600%            0.500%         0.400%           0.400%         0.400%         0.350%
Alliance Growth and Income               0.350%            0.350%         0.350%           0.350%         0.300%         0.300%
Alliance Growth Investors                0.380%            0.380%         0.380%           0.380%         0.380%         0.380%
Alliance High Yield                      0.380%            0.380%         0.380%           0.380%         0.380%         0.380%
Alliance Intermediate Gov't              0.280%            0.280%         0.280%           0.280%         0.280%         0.280%
Alliance International                   0.650%            0.550%         0.450%           0.450%         0.450%         0.400%
Alliance Money Market                    0.130%            0.130%         0.130%           0.130%         0.130%         0.130%
Alliance Quality Bond                    0.305%            0.305%         0.305%           0.305%         0.305%         0.305%
Alliance Small Cap Growth                0.500%            0.500%         0.500%           0.500%         0.500%         0.500%
EQ/Alliance Aggressive*                  0.300%            0.300%         0.300%           0.300%         0.300%         0.300%
EQ/Alliance Balanced*                    0.300%            0.300%         0.300%           0.300%         0.300%         0.300%
EQ/Alliance Premier Growth Portfolio     0.500%            0.500%         0.500%           0.500%         0.500%         0.500%


-----------------------------------------------------------------------------------------------------------------------------------
                                    $750 Million   $1 Billion    1.5 Billion    2 Billion  2.5 Billion     5 Billion
                                         to            to                         to            to             to          Over
                                     $1 Billion   $1.5 Billion  $2.0 Billion  $2.5 Billion  $5 Billion    $10 Billion   $10 Billion
                                     ----------   ------------  ------------  ------------  ----------    -----------   -----------
Alliance Common Stock                  0.305%        0.305%        0.255%        0.255%       0.235%        0.225%         0.225%
Alliance Conservative Investors        0.280%        0.280%        0.230%        0.230%       0.205%        0.180%         0.180%
Alliance Equity Index                  0.050%        0.050%        0.050%        0.050%       0.050%        0.050%         0.050%
Alliance Global                        0.350%        0.350%        0.350%        0.350%       0.350%        0.350%         0.350%
Alliance Growth and Income             0.300%        0.300%        0.300%        0.300%       0.300%        0.300%         0.300%
Alliance Growth Investors              0.380%        0.330%        0.330%        0.305%       0.305%        0.280%         0.255%
Alliance High Yield                    0.355%        0.355%        0.330%        0.330%       0.310%        0.300%         0.300%
Alliance Intermediate Gov't            0.255%        0.255%        0.230%        0.230%       0.210%        0.200%         0.200%
Alliance International                 0.400%        0.400%        0.400%        0.400%       0.400%        0.400%         0.400%
Alliance Money Market                  0.105%        0.105%        0.080%        0.080%       0.060%        0.050%         0.050%
Alliance Quality Bond                  0.280%        0.280%        0.255%        0.255%       0.235%        0.225%         0.225%
Alliance Small Cap Growth              0.500%        0.450%        0.450%        0.425%       0.425%        0.400%         0.375%
EQ/Alliance Aggressive*                0.300%        0.250%        0.250%        0.250%       0.250%        0.250%         0.250%
EQ/Alliance Balanced*                  0.280%        0.280%        0.230%        0.230%       0.205%        0.180%         0.180%
EQ/Alliance Premier Growth Portfolio   0.500%        0.500%        0.500%        0.500%       0.500%        0.500%         0.500%


                                      First $500       Next $500       Over $1
                                        Million         Million        Billion
                                        -------         -------        -------
EQ/Alliance Technology Portfolio        0.650%           0.570%         0.525%



*Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio's average daily net assets advised by the Adviser, which may be referred to as the "Alliance Allocated Portion".